UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 28, 2014

NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

21575 Ridgetop Circle Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)
(571) 434-5400
(Registrant's telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The NeuStar, Inc., (the “Company”) Annual Meeting of Stockholders was held on May 28, 2014. Stockholders approved each of the proposals presented for a vote. The tables below set forth the number of votes cast for and against, and the number of abstentions and broker non-votes, for each matter voted upon by the Company’s stockholders.
1.    Election of Class III directors:

Name of Nominee	For	Against	Abstentions	Broker Non-Votes
James G. Cullen	52,945,468	307,060	91,027	3,270,457
Joel P. Friedman	53,145,939	106,589	91,027	3,270,457
Mark N. Greene	53,132,211	119,838	91,506	3,270,457
2.    Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014:

Votes for:	55,825,764
Votes against:	699,769
Abstentions:	88,479
3.    Approval of advisory resolution to approve executive compensation:

Votes for:	52,994,354
Votes against:	224,026
Abstentions:	125,175
Broker non-votes:	3,270,457

4.	Approval of the Amended and Restated NeuStar, Inc. Corporate Bonus Plan (formerly the 2009 Performance Achievement Award Plan):

Votes for:	52,567,711
Votes against:	675,672
Abstentions:	100,172
Broker non-votes:	3,270,457
5.    A stockholder proposal to declassify the Company’s Board of Directors:

Votes for:	45,983,836
Votes against:	7,260,240
Abstentions:	99,479
Broker non-votes:	3,270,457

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuStar, Inc.

Date:	June 2, 2014	By:	/s/ Paul S. Lalljie
Name: Paul S. Lalljie
Title: Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)